Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
CARIS LIFE SCIENCES, INC.

Caris Life Sciences, Inc. (the “Corporation”), a for-profit corporation organized and existing under and by virtue of the provisions of the Texas Business Organizations Code, as amended from time to time (the “TBOC”), does hereby certify:

First: The name of the filing entity is Caris Life Sciences, Inc.

Second: The Corporation was formed as a Texas for-profit corporation pursuant to the TBOC on July 17, 2020, and issued file number 803691720 by the Secretary of State of the State of Texas (“Secretary of State”).

Third: Each new amendment has been made in accordance with the provisions of the TBOC. The amendments to the certificate of formation and the Restated Certificate (as defined below) have been approved in the manner required by the TBOC and by the governing documents of the entity.

Fourth: The Amended and Restated Certificate of Formation in the form attached hereto as Exhibit A (the “Restated Certificate”), accurately states the text of the certificate of formation being restated, and each amendment to the certificate of formation being restated that is in effect, and as further amended by the Restated Certificate. The Restated Certificate does not contain any other change in the certificate of formation being restated except for the information permitted to be omitted by the provisions of the TBOC applicable to the filing entity.

The undersigned affirms that the person designated as registered agent in the Restated Certificate has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

CARIS LIFE SCIENCES, INC.

By:	/s/ David D. Halbert
Name:	David D. Halbert
Title:	Chief Executive Officer

Date:	March 24, 2025

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
CARIS LIFE SCIENCES, INC.

First: The name of this corporation is Caris Life Sciences, Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Texas is 1999 Bryan Street, Suite 900, Dallas, Texas 75201 and the name of the registered agent at that address is CT Corporation System.

Third: The purpose of the Corporation is to engage in any lawful business for which business corporations may be organized under the TBOC.

Fourth: The total number of shares of all classes of stock which the Corporation will have authority to issue is (i) 1,173,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 830,600,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK

1.                  General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                  Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, will not be entitled to vote on any amendment to this Amended and Restated Certificate of Formation (“Restated Certificate”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the TBOC. There will be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 21.364(d) of the TBOC.

B.            PREFERRED STOCK

(i) 490,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”; (ii) 30,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”; (iii) 142,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”; (iv) 102,600,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”; (v) 12,345,678 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock”; and (vi) 10,493,827 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock”; each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Subject to compliance with Section 3.3, Section 3.4 Section 3.5, and Section 3.6, the Board of Directors (the “Board”) is hereby expressly authorized to provide, out of the authorized but unissued shares of Preferred Stock, for one or more new series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series without shareholder action in accordance with Section 21.155 of the TBOC. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.             Dividends.

The Corporation will not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Preferred Stock then outstanding will first receive, or simultaneously receive, on a pari passu basis, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to such class or series) and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 will be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” will mean $0.61 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series A Preferred Stock; the “Series B Original Issue Price” will mean $0.54 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series B Preferred Stock; the “Series C Original Issue Price” will mean $2.76 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series C Preferred Stock; the “Series D Original Issue Price” will mean $8.10 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series D Preferred Stock; the “Series E Original Issue Price” will mean $8.10 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series E Preferred Stock; and the “Series F Original Issue Price” will mean $8.10 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series F Preferred Stock. Notwithstanding anything to the contrary herein, solely with respect to dividends declared on the Preferred Stock, such dividends shall not be paid in the form of stock; provided, that, the foregoing shall not restrict the payment of dividends in the form of stock in connection with a dividend declared on the Common Stock or pursuant to Sections 2 or 5.

2.             Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1          Preferential Payments to Holders of Series E Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series E Preferred Stock then outstanding will be entitled to be paid out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment will be made to the holders of Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, the following amounts per share: an amount per share equal to the greater of (i) the Series E Original Issue Price, plus (A) any dividends declared but unpaid thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series E Preferred Stock, or (ii)  such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders will be insufficient to pay the holders of shares of Series E Preferred Stock the full amounts to which they will be entitled under this Section 2.1, the holders of shares of Series E Preferred Stock will share ratably, on a pari passu basis, in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2          Preferential Payments to Holders of Series D Preferred Stock and Series C Preferred Stock. Subject to the prior right of the holders of the Series E Preferred Stock provided in Section 2.1, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock and Series C Preferred Stock then outstanding will be entitled to be paid, pro rata on a pari passu basis out of the assets of the Corporation available for distribution to its shareholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series D Preferred Stock and Series C Preferred Stock then outstanding will be entitled to be paid, pro rata on a pari passu basis, out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment will be made to the holders of Series F Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, the following amounts per share: (a) in respect of the Series D Preferred Stock, an amount per share equal to the greater of (i) the Series D Original Issue Price, plus (A) any dividends declared but unpaid thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series D Preferred Stock, (ii)  such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event, or (iii) 1.2 times the Series D Original Issue Price for each share of Series D Preferred Stock (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”); provided that, without the prior written consent of the Requisite Series D Holders (as defined below), the Series D Liquidation Amount shall consist, with respect to each share of Series D Preferred Stock, of an amount of cash equal to at least 1.2 times (subject to reduction in accordance with the following sentence) the Series D Original Issue Price for each such share; and (b) in respect of the Series C Preferred Stock, an amount per share equal to the greater of (i) the Series C Original Issue Price, plus (A) any dividends declared but unpaid thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series C Preferred Stock, or (ii)  such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders will be insufficient to pay the holders of shares of Series D Preferred Stock and Series C Preferred Stock the full amounts to which they will be entitled under this Section 2.2, the holders of shares of Series D Preferred Stock and Series C Preferred Stock will share ratably, on a pari passu basis, in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3           Preferential Payments to Holders of Series F Preferred Stock. Subject to the prior right of the holders of the Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock provided in Sections 2.1 and 2.2, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series F Preferred Stock then outstanding will be entitled to be paid out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment will be made to the holders of Series B Preferred Stock, Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series F Original Issue Price, plus (A) any dividends declared but unpaid thereon, and (B) 8% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series F Preferred Stock, (ii) 1.5 times the Series F Original Issue Price for each share of Series F Preferred Stock or (iii) such amount per share as would have been payable had all shares of Series F Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series F Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders will be insufficient to pay the holders of shares of the Series F Preferred Stock the full amount to which they will be entitled under this Section 2.3, the holders of shares of the Series F Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.4           Preferential Payments to Holders of Series B Preferred Stock and Series A Preferred Stock. Subject to the prior right of the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series F Preferred Stock provided in Sections 2.1, 2.2 and 2.3, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock and Series A Preferred Stock (together, the “Existing Preferred Stock”) then outstanding will be entitled to be paid, pro rata on a pari passu basis out of the assets of the Corporation available for distribution to its shareholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Existing Preferred Stock then outstanding will be entitled to be paid, pro rata on a pari passu basis, out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment will be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Existing Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Existing Preferred Liquidation Amount” and, together with the Series E Liquidation Amount, Series D Liquidation Amount, Series C Liquidation Amount, and Series F Liquidation Amount, the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders will be insufficient to pay the holders of shares of the Existing Preferred Stock the full amount to which they will be entitled under this Section 2.4, the holders of shares of the Existing Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.5           Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its shareholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Sections 2.1, 2.2, 2.3 and 2.4 or the remaining Available Proceeds, as the case may be, will be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.6           Deemed Liquidation Events.

2.6.1        Definition. Each of the following events will be considered a “Deemed Liquidation Event” unless the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis (the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event; provided, however, that if the price to be paid per share of Series C Preferred Stock in connection with such Deemed Liquidation Event is less than the Series C Original Issue Price, the consent of the holders of a majority of the outstanding shares of Series C Preferred Stock (including in such majority SH Caris Life US, LLC (“Stonebridge-Highland”)), so long as Stonebridge-Highland and its Affiliates (as defined in that certain Amended and Restated Investors’ Rights Agreement to be entered into in connection with the issuance of the Series E Preferred Stock (as amended, restated or modified from time to time the “Investors’ Rights Agreement”) which are permitted assigns under the Investors’ Rights Agreement hold at least 13,586,957 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series C Preferred Stock)) voting as a separate class (the “Requisite Series C Holders”), will be required for such waiver; provided further, that if the price to be paid per share of Series D Preferred Stock in connection with such Deemed Liquidation Event is less than the Series D Original Issue Price, the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock (including in such majority the holders of a majority of the shares of Series D Preferred Stock held by “Sixth Street” (which shall mean Barnett Equity Holdings II, LLC, Sixth Street Specialty Lending, Inc. and their Affiliates which are permitted assigns under the Investors’ Rights Agreement), so long as Sixth Street holds at least 18,518,518 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series D Preferred Stock)) voting as a separate class (the “Requisite Series D Holders”), will be required for such waiver; provided further, that if the price to be paid per share of Series E Preferred Stock in connection with such Deemed Liquidation Event is less than the Series E Original Issue Price, the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock (including in such majority (i) “Braidwell” (which shall mean Braidwell Transaction Holdings LLC – Series 11, a Delaware limited liability company and its Affiliates which are permitted assigns under the Investors’ Rights Agreement) for so long as Braidwell holds the lesser of (x) 8.75% of the shares of Series E Preferred Stock then outstanding (or Common Stock issued upon conversion thereof) and (y) 25% of the Series E Preferred Stock sold to Braidwell pursuant to that certain Series E/F Preferred Stock Purchase Agreement, dated on or about the date hereof and (ii) additional holders of Series E Preferred Stock that (x) are not affiliated with Braidwell and (y) collectively hold at least 4% of the shares of Series E Preferred Stock then outstanding, voting as a separate class (the “Requisite Series E Holders”), will be required for such waiver:

(a)           a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation. In the event the Requisite Holders elect to not treat an event referred to in Section 2.6.1(a) as a Deemed Liquidation Event by sending a written notice to the Corporation as set forth in Section 2.6.1, the Corporation will send written notice to each holder of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and each such holder will have its shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock, as applicable, redeemed by the Corporation at a cash redemption price per share equal to the Series C Liquidation Amount, Series D Liquidation Amount, Series E Liquidation Amount or Series F Liquidation Amount, as applicable, unless such holder opts out of such redemption within 15 days following receipt of such written notice, subject to the Available Proceeds as defined in Section 2.6.2(b). The Corporation will use commercially reasonable efforts to obtain financing to permit the Corporation to redeem the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock as required by this Section 2.6.1(a);

(b)           (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. In the event the Requisite Holders elect to not treat an event referred to in Section 2.6.1(b) as a Deemed Liquidation Event by sending a written notice to the Corporation as set forth in Section 2.6.1, the Corporation will send written notice to each holder of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock, and each such holder will have its shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and/or Series C Preferred Stock, as applicable, redeemed by the Corporation at a cash redemption price per share equal to the Series F Liquidation Amount, Series E Liquidation Amount, Series D Liquidation Amount, or the Series C Liquidation Amount, as applicable, unless such holder opts out of such redemption within 15 days following receipt of such written notice, subject to the Available Proceeds as defined in Section 2.6.2(b). The Corporation will use commercially reasonable efforts to obtain financing to permit the Corporation to redeem the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock as required by this Section 2.6.1(b); or

(c)           a sale or transfer of the majority of the total outstanding voting power of the Corporation to a person or entity (other than a person or entity that was (or whose affiliates or family members were) a shareholder of the Corporation or direct or indirect beneficial owners of a shareholder of the Corporation prior to such transactions or series of related transactions) by means of any transaction or series of related transactions to which the Corporation, or any subsidiary of the Corporation, is a party (including, without limitation, a stock acquisition or other corporate reorganization), other than a public offering of the Corporation’s capital stock or a sale or transfer in which the holders (together with their affiliates, family members and direct and indirect beneficial owners) of a majority of the outstanding shares of capital stock, by voting power, of the Corporation outstanding immediately prior to such sale or transfer continue to hold (together with their affiliates, family members and direct and indirect beneficial owners) shares of capital stock that represent, immediately following such sale or transfer, at least a majority, by voting power, of the capital stock of (1) the Corporation; (2) the surviving or resulting corporation; or (3) if the Corporation or the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such sale or transfer, the parent corporation of such surviving or resulting corporation. In the event the Requisite Holders elect to not treat an event referred to in Section 2.6.1(c) as a Deemed Liquidation Event by sending a written notice to the Corporation as set forth in Section 2.6.1, the Corporation will send written notice to each holder of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock and each such holder will have its shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and/or Series C Preferred Stock, as applicable, redeemed by the Corporation at a cash redemption price per share equal to the Series F Liquidation Amount, Series E Liquidation Amount, Series D Liquidation Amount or the Series C Liquidation Amount, as applicable, unless such holder opts out of such redemption within 15 days following receipt of such written notice, subject to the Available Proceeds as defined in Section 2.6.2(b). The Corporation will use commercially reasonable efforts to obtain financing to permit the Corporation to redeem the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, and Series C Preferred Stock as required by this Section 2.6.1(c). For the avoidance of doubt, any transaction that qualifies as a Deemed Liquidation Event pursuant to Section 2.6.1(a) and Section 2.6.1(c) shall be treated as a Deemed Liquidation Event under Section 2.6.1(a) only.

(d)          Notwithstanding the other provisions of this Section 2.6.1, a merger, consolidation or other business combination transaction between the Corporation and any of its subsidiaries on one hand and a SPAC (as defined below) on the other hand shall not constitute a Deemed Liquidation Event so long as the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or other business combination transaction continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or other business combination transaction, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation. “SPAC” means (1) a special purpose acquisition corporation, (2) a blank check company, (3) any similar development stage company, and, in the case that any of the entities identified in clauses (1)-(3) was newly-formed for the purpose of raising capital and completing a business combination transaction with another entity which does not have material business operations or hold material assets other than cash, or (4) any subsidiary of any of the entities identified in clauses (1)-(3), and (5) in the case of clauses (1)-(3), the equity securities of such entity that are publicly listed on the New York Stock Exchange or Nasdaq.

2.6.2        Effecting a Deemed Liquidation Event.

(a)           The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section 2.6.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation in such Deemed Liquidation Event will be paid to the holders of capital stock of the Corporation in accordance with Section 2.1 through Section 2.5.

(b)          In the event of a Deemed Liquidation Event referred to in Section 2.6.1(a)(ii), Section 2.6.1(b) or Section 2.6.1(c), if the Corporation does not effect a dissolution of the Corporation under the TBOC within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation will send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause to require the redemption of such shares of Preferred Stock, and (ii) if (A) with respect to the Series A Preferred Stock, the Requisite Series A Holders (as defined herein), (B) with respect to the Series B Preferred Stock, the Requisite Series B Holders, (C) with respect to the Series C Preferred Stock, the Requisite Series C Holders, (D) with respect to the Series D Preferred Stock, the Requisite Series D Holders, (E) with respect to the Series E Preferred Stock, the Requisite Series E Holders, or (F) with respect to the Series F Preferred Stock, the Requisite Series F Holders (as defined below), as applicable, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation will use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by Texas law governing distributions to shareholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of such series of Preferred Stock that have elected to be redeemed, excluding those of holders of any Preferred Stock who elect not to be redeemed, at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation will first redeem a pro rata portion of each holder’s shares of (1) Series E Preferred Stock, then (2) Series D Preferred Stock and Series C Preferred Stock on a pari passu basis, then (3) the Series F Preferred Stock, then (4) the Existing Preferred Stock, and lastly (5) the Common Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and will redeem the remaining shares as soon as it may lawfully do so under Texas law governing distributions to shareholders. The provisions of Section 6 will apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 2.6.2(b). Prior to the distribution or redemption provided for in this Section 2.6.2(b), the Corporation will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.6.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption will be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event.

2.6.4        Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.6.1(a)(i), if any portion of the consideration payable to the shareholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement will provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) will be allocated among the holders of capital stock of the Corporation in accordance with Section 2.1 through Section 2.5 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Corporation upon satisfaction of such contingencies will be allocated among the holders of capital stock of the Corporation in accordance with Section 2.1 through Section 2.5 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.6.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event will be deemed to be Initial Consideration.

2.6.5        Valuation of Non-Cash Consideration. If any property, rights, securities or assets of the Corporation to be paid or distributed to stockholders in connection with a Deemed Liquidation Event are other than cash, then the value of such property, rights, securities or assets shall be their fair market value as determined in good faith by the Board, except that any publicly traded securities to be distributed to stockholders in Deemed Liquidation Event shall be valued as follows:

(a)           if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the volume-weighted average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution, as such amounts are determined using the preceding methodology in good faith by the Board; and

(b)           if the securities are actively traded over the counter, then the value of the securities shall be deemed to be the volume-weighted average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution, as such amounts are determined using the preceding methodology in good faith by the Board.

For the purposes of this Section 2.6.5, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open, “volume-weighted average” means the average of the averages calculated by weighting the applicable closing prices by the volume of securities traded for each applicable trading day, and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

3.             Voting.

3.1           General. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock will vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2          Election of Directors. Subject to any rights granted to holders of indebtedness, the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the total number of directors of the Corporation. For so long as the holders of Series C Preferred Stock hold at least 5,579,710 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series C Preferred Stock), the holders of Series C Preferred Stock, together as a single class on an as-converted to Common Stock basis, will be entitled to elect one (1) director of the Corporation (the “Series C Director”). At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director will constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section  3.2 or any shareholder agreement, a vacancy in any directorship filled by the holders of any class or series will be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3.2 or any shareholder agreement.

3.3          Series C Preferred Stock Protective Provisions. Only for so long as at least 5,579,710 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series C Preferred Stock) are outstanding, the Corporation will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do or allow any subsidiary to do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Series C Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote will be null and void ab initio, and of no force or effect:

3.3.1        liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any merger or consolidation that would not qualify as a Deemed Liquidation Event or a Qualified SPAC Transaction, if such merger or consolidation would result in the cancellation or conversion of the Series C Preferred Stock and the holders of the Series C Preferred Stock would receive an amount less than the Series C Liquidation Amount;

3.3.2        amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation (the “Bylaws”) in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock, it being understood that amendments or alterations to create Permitted Preferred Stock (as defined below) with rights and obligations that are (A) permitted by the definition of Permitted Preferred Stock, (B) shared pro rata with the Preferred Stock, or (C) specific to the Permitted Preferred Stock, in each instance of clauses (A), (B) or (C), do not adversely affect the powers, preferences or rights of the Series C Preferred Stock;

3.3.3        create, or authorize the creation of, or issue or obligate itself to issue shares of, any other securities convertible into or exercisable for any equity securities, having rights, preferences or privileges pari passu or senior to the Series C Preferred Stock (provided that the creation, authorization or issuance of Permitted Preferred Stock will not require the consent of the Requisite Series C Holders);

3.3.4        purchase or redeem any capital stock or pay any dividend on any capital stock prior to the Series C Preferred Stock other than (A) dividends or distributions on the Preferred Stock, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) redemptions of Preferred Stock pursuant to Section 6, or (D) repurchases of shares from former employees, independent directors, officers or consultants or other persons who performed services for the Corporation (other than the founder, the founder’s family members and directors appointed by specific investors) in each instance in an aggregate amount for each individual less than 1.5% of the Corporation’s equity securities calculated on a fully-diluted basis in connection with the cessation of such employment or service;

3.3.5        amend the rights, preferences or privileges of any existing security that is junior to the Series C Preferred Stock in a manner that would render such existing security pari passu or senior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption;

3.3.6        enter into any transaction after the Series D Original Issue Date (as defined below) with an affiliate, shareholder or director of the Corporation unless such transaction (A) in the case of a director or employee of the Corporation, involves standard employee benefits generally made available to all employees, (B) in the case of a director or officer of the Corporation, involves standard director and officer indemnification agreements approved by the Board, (C) involves aggregate per transaction consideration of less than $1,000,000, (D) is an issuance of equity to which the rights granted to the Series C Preferred Stock pursuant to Section 4 of the Investors’ Rights Agreement are applicable and/or validly waived, (E) applies to all similarly situated shareholders in the same manner, or (F) involves an affiliate, shareholder or director of the Corporation who holds less than 5% of the Corporation’s equity securities on a fully diluted basis and has been approved by a majority of the disinterested members of the Board;

3.3.7        enter into any merger, consolidation or other similar business combination transaction with a SPAC, other than a Qualified SPAC Transaction; or

3.3.8        except pursuant to a Deemed Liquidation Event, Qualified SPAC Transaction or a merger, consolidation or reorganization in which the holders of Series C Preferred Stock receive securities with substantially similar rights as the Series C Preferred Stock, convert any Series C Preferred Stock into any other security other than as expressly contemplated in Sections 4 and 5 of this Restated Certificate.

“Permitted Preferred Stock” means Preferred Stock that: (i) in the case of Preferred Stock having rights, preferences or privileges senior to the Series D Preferred Stock or Series C Preferred Stock, has the following characteristics: (A) votes separately from each of the Series D Preferred Stock and Series C Preferred Stock on any series-specific vote of the Series D Preferred Stock or Series C Preferred Stock (as applicable), (B) does not have a redemption right exercisable prior to the Series D Preferred Stock’s or the Series C Preferred Stock’s respective redemption rights pursuant to Section 6 hereof; provided, that if the right to request a redemption of such Preferred Stock is permitted to be exercised on the same day as the right to request a redemption of the Series D Preferred Stock or Series C Preferred Stock, such Preferred Stock may have a preference in seniority of payment on redemption to the Series D Preferred Stock or Series C Preferred Stock (as applicable) to the extent the right to request redemption is exercised within ninety (90) days of the date the Series D Preferred Stock or Series C Preferred Stock (as applicable) exercises their respective right to request redemption, and (C) has a method for calculating aggregate senior liquidation preference on a liquidation, dissolution, winding up or Deemed Liquidation Event (including any dividends) not more favorable to the holders thereof than the method for calculating the Series D Liquidation Amount or Series C Liquidation Amount (as applicable); and (ii) in the case of Preferred Stock that does not have rights, preferences or privileges senior to either the Series D Preferred Stock or the Series C Preferred Stock (as applicable); has the following characteristics: (A) votes separately from each of the Series D Preferred Stock and Series C Preferred Stock on any series-specific vote of the Series D Preferred Stock or Series C Preferred Stock, (B) does not have a redemption right exercisable prior to the Series D Preferred Stock’s or the Series C Preferred Stock’s respective redemption right pursuant to Section 6 hereof and to the extent the right to request redemption is exercised within thirty (30) days of the date the Series D Preferred Stock or Series C Preferred Stock (as applicable) exercises their respective right to request redemption, is redeemed pro rata, and (C) has a method for calculating aggregate preference on a liquidation, dissolution, winding up or Deemed Liquidation Event (including any dividends) not more favorable to the holders thereof than the method for calculating the Series D Liquidation Amount or Series C Liquidation Amount (as applicable); and (iii) the aggregate original purchase price of such Preferred Stock described in the preceding clauses (i) and (ii) shall not exceed $100,000,000.00.

The Series E Preferred Stock shall constitute Permitted Preferred Stock and sales of Series E Preferred Stock shall decrease the aggregate original price of Permitted Preferred Stock permitted to be issued by the Corporation in accordance with this Restated Certificate.

3.4          Series D Preferred Stock Protective Provisions. Only for so long as at least 32,796,296 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series D Preferred Stock) are outstanding, the Corporation will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do or allow any subsidiary to do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Series D Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote will be null and void ab initio, and of no force or effect:

3.4.1        liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any merger or consolidation that would not qualify as a Deemed Liquidation Event or a Qualified SPAC Transaction, if such merger or consolidation would result in the cancellation or conversion of the Series D Preferred Stock and the holders of the Series D Preferred Stock would receive an amount less than the Series D Liquidation Amount;

3.4.2        amend, alter or repeal any provision of this Restated Certificate or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock, it being understood that amendments or alterations to create Permitted Preferred Stock (as defined above) with rights and obligations that are (A) permitted by the definition of Permitted Preferred Stock, (B) shared pro rata with the Preferred Stock, or (C) specific to the Permitted Preferred Stock, in each instance of clauses (A), (B) or (C), do not adversely affect the powers, preferences or rights of the Series D Preferred Stock;

3.4.3        create, or authorize the creation of, or issue or obligate itself to issue shares of, any other securities convertible into or exercisable for any equity securities, having rights, preferences or privileges pari passu or senior to the Series D Preferred Stock (provided that the creation, authorization or issuance of Permitted Preferred Stock will not require the consent of the Requisite Series D Holders);

3.4.4        purchase or redeem any capital stock or pay any dividend on any capital stock prior to the Series D Preferred Stock other than (A) dividends or distributions on the Preferred Stock, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) redemptions of Preferred Stock pursuant to Section 6, or (D) repurchases of shares from former employees, independent directors, officers or consultants or other persons who performed services for the Corporation (other than the founder, the founder’s family members and directors appointed by specific investors) in each instance in an aggregate amount for each individual less than 1.5% of the Corporation’s equity securities calculated on a fully-diluted basis in connection with the cessation of such employment or service;

3.4.5        amend the rights, preferences or privileges of any existing security that is junior to the Series D Preferred Stock in a manner that would render such existing security pari passu or senior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption;

3.4.6        enter into any transaction after the Series D Original Issue Date (as defined below) with an affiliate, shareholder or director of the Corporation unless such transaction (A) in the case of a director or employee of the Corporation, involves standard employee benefits generally made available to all employees, (B) in the case of a director or officer of the Corporation, involves standard director and officer indemnification agreements approved by the Board, (C) involves aggregate per transaction consideration of less than $1,000,000, (D) is an issuance of equity to which the rights granted to the Series D Preferred Stock pursuant to Section 4 of the Investors’ Rights Agreement are applicable and/or validly waived, (E) applies to all similarly situated shareholders in the same manner, or (F) involves an affiliate, shareholder or director of the Corporation who holds less than 5% of the Corporation’s equity securities on a fully diluted basis and has been approved by a majority of the disinterested members of the Board;

3.4.7        enter into any merger, consolidation or other similar business combination transaction with a SPAC, other than a Qualified SPAC Transaction; or

3.4.8       except pursuant to a Deemed Liquidation Event, Qualified SPAC Transaction or a merger, consolidation or reorganization in which the holders of Series D Preferred Stock receive securities with substantially similar rights as the Series D Preferred Stock, convert any Series D Preferred Stock into any other security other than as expressly contemplated in Sections 4 and 5 of this Restated Certificate.

3.5           Series E Preferred Stock Protective Provisions. Only for so long as at least 3,703,703 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series E Preferred Stock) are outstanding, the Corporation will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do or allow any subsidiary to do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Series E Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote will be null and void ab initio, and of no force or effect:

3.5.1        liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any merger or consolidation that would not qualify as a Deemed Liquidation Event or a Qualified SPAC Transaction, if such merger or consolidation would result in the cancellation or conversion of the Series E Preferred Stock and the holders of the Series E Preferred Stock would receive an amount less than the Series E Liquidation Amount;

3.5.2        amend, alter or repeal any provision of this Restated Certificate or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock;

3.5.3        create, or authorize the creation of, or issue or obligate itself to issue shares of, any other securities convertible into or exercisable for any equity securities, having rights, preferences or privileges pari passu or senior to the Series E Preferred Stock;

3.5.4        purchase or redeem any capital stock or pay any dividend on any capital stock prior to the Series E Preferred Stock other than (A) dividends or distributions on the Preferred Stock, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) redemptions of Preferred Stock pursuant to Section 6 or (D) repurchases of shares from former employees, independent directors, officers or consultants or other persons who performed services for the Corporation (other than the founder, the founder’s family members and directors appointed by specific investors) in each instance in an aggregate amount for each individual less than 1.5% of the Corporation’s equity securities calculated on a fully-diluted basis in connection with the cessation of such employment or service;

3.5.5        amend the rights, preferences or privileges of any existing security that is junior to the Series E Preferred Stock in a manner that would render such existing security pari passu or senior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption;

3.5.6        enter into any transaction after the Series E Original Issue Date with an affiliate, shareholder or director of the Corporation unless such transaction (A) in the case of a director or employee of the Corporation, involves standard employee benefits generally made available to all employees, (B) in the case of a director or officer of the Corporation, involves standard director and officer indemnification agreements approved by the Board, (C) involves aggregate per transaction consideration of less than $1,000,000, (D) is an issuance of equity to which the rights granted to the Series E Preferred Stock pursuant to Section 4 of the Investors’ Rights Agreement are applicable and/or validly waived, (E) applies to all similarly situated shareholders in the same manner, or (F) involves an affiliate, shareholder or director of the Corporation who holds less than 5% of the Corporation’s equity securities on a fully diluted basis and has been approved by a majority of the disinterested members of the Board;

3.5.7        enter into any merger, consolidation or other similar business combination transaction with a SPAC, other than a Qualified SPAC Transaction; or

3.5.8        except pursuant to a Deemed Liquidation Event, Qualified SPAC Transaction or a merger, consolidation or reorganization in which the holders of Series E Preferred Stock receive securities with substantially similar rights as the Series E Preferred Stock, convert any Series E Preferred Stock into any other security other than as expressly contemplated in Sections 4 and 5 of this Restated Certificate.

3.6           Series F Preferred Stock Protective Provisions. Only for so long as at least 3,148,148 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series F Preferred Stock) are outstanding, the Corporation will not, either directly or indirectly by amendment, merger, consolidation or otherwise, do or allow any subsidiary to do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Series F Holders (as defined below) given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote will be null and void ab initio, and of no force or effect:

3.6.1        amend, alter or repeal any provision of this Restated Certificate or the Bylaws in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock.

4.             Optional Conversion.

The holders of the Preferred Stock will have conversion rights as follows (the “Conversion Rights”):

4.1            Right to Convert.

4.1.1        Conversion Ratio. Each share of Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price, by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” will initially be equal to $0.61, the “Series B Conversion Price” will initially be equal to $0.54, the “Series C Conversion Price” will initially be equal to $2.76, the “Series D Conversion Price” will initially be equal to $8.10, the “Series E Conversion Price” will initially be equal to $8.10, and the “Series F Conversion Price” will initially be equal to $8.10. Each such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, will be subject to adjustment as provided below. Notwithstanding anything herein to the contrary, solely for the purposes of Sections 4.4.4(b) and 4.4.4(c) only, (i) the Series C Original Issue Price will be equal to $4.58 per share, subject to appropriate adjustment in the event of any stock split, stock dividend, reorganization, stock combination or similar transaction with respect to the Series C Preferred Stock and (ii) the Series C Conversion Price will initially be equal to $4.58 per share, subject to adjustment as provided below.

4.1.2        Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series E Preferred Stock, Series D Preferred Stock, or Series C Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption will terminate at the close of business on the last full day preceding the date fixed for redemption, unless the applicable Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares will continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event described in Section 2.6.1(a)(i), the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (including without limitation the Series E Liquidation Amount, Series D Liquidation Amount, and the Series C Liquidation Amount).

4.2           Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation will pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1        Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder will (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice will state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion will be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) will be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares will be deemed to be outstanding of record as of such date. The Corporation will, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2        Reservation of Shares. The Corporation will at all times when the Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3        Effect of Conversion. All shares of Preferred Stock which will have been surrendered for conversion as herein provided will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted will be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4        No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price will be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5        Taxes. The Corporation will pay any and all issue and other similar taxes (excluding, for the avoidance of doubt, any income or withholding taxes of the holder) that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation will not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery will be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustments to Conversion Price for Diluting Issues.

4.4.1        Special Definitions. For purposes of this Article Fourth, the following definitions will apply:

(a)          “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)          “Series E Original Issue Date” means the date on which the first share of Series E Preferred Stock was issued.

(c)           “Series D Original Issue Date” means May 11, 2021.

(d)          “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(e)          “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section  4.4.3 below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued or issuable upon conversion of any of the Preferred Stock;

(ii)	shares of Common Stock or Options issued to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(iii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iv)	shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporate entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board and which is not for the principal purpose of raising money;

(v)	shares of Common Stock or Convertible Securities actually issued upon exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security approved by the Board;

(vi)	shares of Common Stock, Options or Convertible Securities issued to third-party banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vii)	shares of Common Stock issued or issuable in connection with a strategic alliance or licensing of technology or intellectual property, research, development, collaboration or other OEM, marketing, or vendor/supplier arrangement approved by the Board;

(viii)	shares of Common Stock issued upon conversion of Series E Preferred Stock and Series F Preferred Stock issued in connection with an IPO;

(ix)	the Senior Convertible Notes issued pursuant to that certain Convertible Note Purchase Agreement, dated on or about the date hereof (as may be amended or restated from time to time, the “Note Purchase Agreement”) and shares of Common Stock issued upon conversion of any Senior Convertible Notes issued pursuant to the Note Purchase Agreement; or

(x)	the Warrants to Purchase Common Stock issued pursuant to the Note Purchase Agreement and shares of Common Stock issued upon exercise of any Warrant to Purchase Common Stock issued pursuant to the Note Purchase Agreement.

4.4.2        No Adjustment of Conversion Price. No adjustment in the Series E Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series E Holders agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series D Holders agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series C Holders agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series F Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the outstanding shares of Series F Preferred Stock, voting together as a single class on an as-converted basis (the “Requisite Series F Holders”) agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class on an as-converted basis (the “Requisite Series B Holders”) agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series A Conversion Price will be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis (the “Requisite Series A Holders”) agreeing that no such adjustment will be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3        Deemed Issue of Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Series E Original Issue Date issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(b)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Section  4.4.4 or the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price pursuant to the terms of Section 4.4.5, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) will be readjusted to such applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) will have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Section 4.4.4 or the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price pursuant to the terms of Section 4.4.5 (either because the consideration per share (determined pursuant to Section  4.4.6) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) will be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)          Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Section 4.4.4 or the Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, Series E Conversion Price, or Series F Conversion Price pursuant to the terms of Section 4.4.5, the applicable Conversion Price will be readjusted to such applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)           If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Section 4.4.3 will be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments will be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment will instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4        Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a)           In the event the Corporation at any time after the Series E Original Issue Date issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3, but excluding, for the avoidance of doubt, any Additional Shares of Common Stock deemed to be issued pursuant to this Section 4.4.4 or Section 4.4.5) other than in an initial public offering, without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series C Conversion Price will be reduced, concurrently with such issuance or deemed issuance, to the price at which the Additional Shares of Common Stock are issued; provided that if such issuance or deemed issuance was without consideration, then the Corporation will be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. For the avoidance of doubt, there will be no adjustment to the Series C Conversion Price pursuant to this Section 4.4.4(a) in the events described under Section 4.4.4(b) or Section 4.4.4(c).

(b)           Solely with respect to shares of Series C Preferred Stock, in the event of the issuance of Additional Shares of Common Stock in an initial public offering by the Corporation in which the final offering price per share of Common Stock to the public (the “IPO Price”) is less than 1.11111 times the Series C Original Issue Price, the Series C Conversion Price shall be automatically reduced (concurrently with the closing of such initial public offering) to a price per share equal to ninety percent (90%) of the IPO Price; provided that, the adjustments set forth in this Section 4.4.4(b) shall be applicable in the event of, and apply to, any direct listing of the Corporation's Common Stock.

(c)           Solely with respect to shares of Series C Preferred Stock, in the event of a Qualified SPAC Transaction (as defined in Section 5) in which the SPAC Price (as defined below) is less than 1.2 times the Series C Original Issue Price, the Series C Conversion Price shall be automatically reduced (concurrently with such Qualified SPAC Transaction and such that such reduction is given effect in connection with the mandatory conversion of the Series C Preferred Stock in connection with the Qualified SPAC Transaction) to a price per share equal to eighty percent (80%) of the SPAC Price. The “SPAC Price” means the per share consideration payable in respect of each issued and outstanding share of Common Stock in a Qualified SPAC Transaction (with such per share consideration determined on the basis of the terms of the definitive agreement for the merger or combination of the Corporation or its subsidiary, as applicable, with the SPAC and the volume-weighted average of the closing prices of the securities to be received in connection with the Qualified SPAC Transaction on such exchange over the ten (10) trading day period ending five (5) trading days prior to the consummation of such Qualified SPAC Transaction).

4.4.5        Adjustment of Series A Conversion Price, Series B Conversion Price, Series D Conversion Price, Series E Conversion Price, and Series F Conversion Price Upon Issuance of Additional Shares of Common Stock.

(a)           In the event the Corporation at any time after the Series E Original Issue Date issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as the case may be, will be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula after the application of the adjustment set forth in this Section 4.4.5(a):

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions will apply:

(i)	“CP2” means the applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(ii)	“CP1” means the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(iii)	“A” means the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)	“B” means the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(v)	“C” means the number of such Additional Shares of Common Stock issued in such transaction, including pursuant to Section 4.4.4.

(b)          Solely with respect to shares of Series D Preferred Stock, in the event of a Qualified IPO (as defined in Section 5) in which the IPO Price is less than 1.1 times the Series D Original Issue Price, the Series D Conversion Price shall be automatically reduced (concurrently with the closing of such Qualified IPO and such that such reduction is given effect in connection with the mandatory conversion of the Series D Preferred Stock in connection with the Qualified IPO) to a price per share equal to ninety percent (90%) of the IPO Price; provided that, the adjustments set forth in this Section 4.4.5(b) shall be applicable in the event of, and apply to, any direct listing of the Corporation's Common Stock.

(c)           Solely with respect to shares of Series D Preferred Stock, in the event of a Qualified SPAC Transaction (as defined in Section 5) in which the SPAC Price is less than 1.2 times the Series D Original Issue Price, the Series D Conversion Price shall be automatically reduced (concurrently with such Qualified SPAC Transaction and such that such reduction is given effect in connection with the mandatory conversion of the Series D Preferred Stock in connection with the Qualified SPAC Transaction) to a price per share equal to eighty percent (80%) of the SPAC Price.

(d)          Solely with respect to shares of Series E Preferred Stock, in the event of a Qualified IPO, the Series E Conversion Price shall be automatically reduced (concurrently with the closing of such Qualified IPO and such that such reduction is given effect in connection with the mandatory conversion of the Series E Preferred Stock in connection with the Qualified IPO) to a price per share equal to seventy percent (70%) of the IPO Price; provided, that, notwithstanding anything in this Restated Certificate to the contrary, solely for the purposes of this Section 4.4.5(d), each share of Series E Preferred Stock will convert into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Series E Original Issue Price plus (y) an additional amount which shall accrue at the rate of 8% of the Series E Original Issue Price, compounded monthly from the issuance of such share of Series E Preferred Stock, by (ii) the Series E Conversion Price; provided that, the adjustments set forth in this Section 4.4.5(d) shall be applicable in the event of, and apply to, any direct listing of the Corporation's Common Stock.

(e)           Solely with respect to shares of Series E Preferred Stock, in the event of a Qualified SPAC Transaction (as defined in Section 5) the Series E Conversion Price shall be automatically reduced (concurrently with such Qualified SPAC Transaction and such that such reduction is given effect in connection with the mandatory conversion of the Series E Preferred Stock in connection with the Qualified SPAC Transaction) to a price per share equal to seventy percent (70%) of the SPAC Price; provided, that, notwithstanding anything in Section 4.1.1 to the contrary, solely for the purposes of this Section 4.4.5(e), each share of Series E Preferred Stock will convert into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Series E Original Issue Price plus (y) an additional amount which shall accrue at the rate of 8% of the Series E Original Issue Price, compounded monthly from the issuance of such share of Series E Preferred Stock, by (ii) the Series E Conversion Price.

(f)           Solely with respect to shares of Series F Preferred Stock, in the event of a Qualified IPO the Series F Conversion Price shall be automatically reduced (concurrently with the closing of such Qualified IPO and such that such reduction is given effect in connection with the mandatory conversion of the Series F Preferred Stock in connection with the Qualified IPO) to a price per share equal to seventy percent (70%) of the IPO Price; provided, that, notwithstanding anything in Section 4.1.1 to the contrary, solely for the purposes of this Section 4.4.5(f), each share of Series F Preferred Stock will convert into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Series F Original Issue Price plus (y) an additional amount which shall accrue at the rate of 8% of the Series F Original Issue Price, compounded monthly from the issuance of such share of Series F Preferred Stock, by (ii) the Series F Conversion Price; provided that, the adjustments set forth in this Section 4.4.5(f) shall be applicable in the event of, and apply to, any direct listing of the Corporation's Common Stock.

(g)          Solely with respect to shares of Series F Preferred Stock, in the event of a Qualified SPAC Transaction (as defined in Section 5) the Series F Conversion Price shall be automatically reduced (concurrently with such Qualified SPAC Transaction and such that such reduction is given effect in connection with the mandatory conversion of the Series F Preferred Stock in connection with the Qualified SPAC Transaction) to a price per share equal to seventy percent (70%) of the SPAC Price; provided, that, notwithstanding anything in Section 4.1.1 to the contrary, solely for the purposes of this Section 4.4.5(g), each share of Series F Preferred Stock will convert into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Series F Original Issue Price plus (y) an additional amount which shall accrue at the rate of 8% of the Series F Original Issue Price, compounded monthly from the issuance of such share of Series F Preferred Stock, by (ii) the Series F Conversion Price.

4.4.6        Determination of Consideration. For purposes of this Section  4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock will be computed as follows:

(a)           Cash and Property: Such consideration will:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, will be determined by dividing:

(i)	The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.7        Multiple Closing Dates. In the event the Corporation issues on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 4.4.4 or 4.4.5, then, upon the final such issuance, such Conversion Price will be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5           Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Series E Original Issue Date effects a subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision will be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series will be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Series E Original Issue Date combines the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series will be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this section will become effective at the close of business on the date the subdivision or combination becomes effective.

4.6          Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event will be decreased as of the time of such issuance or, in the event such a record date will have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)           the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)            the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price will be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment will be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7          Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series E Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock will receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8          Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section  2.6 and Section 5, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 4.4, 4.6, 4.7 or Section 5), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock will thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense will, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10         Notice of Record Date. In the event:

(a)               the Corporation will take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)               of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice will be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.             Mandatory Conversion.

5.1           Trigger Events. Upon (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten initial public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (an “IPO”) in which (i) the gross cash proceeds to the Corporation are equal to or greater than $100,000,000.00 (it being understood that stockholders of the Corporation may also sell shares of Common Stock in such IPO in addition to the shares of Common Stock sold by the Corporation), and (ii) the Common Stock is listed for trading on the New York Stock Exchange or the Nasdaq Stock Market (an IPO meeting the requirements of both of the foregoing clauses, a “Qualified IPO”), (b) the consummation of a merger or combination of the Corporation or its subsidiary, as applicable, with a SPAC and in which the SPAC consummates a concurrent private placement of its equity securities resulting in gross cash proceeds to the SPAC of at least $450,000,000.00 (such transaction, a “Qualified SPAC Transaction”), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of: (i) with respect to the Series A Preferred Stock, the Requisite Series A Holders; (ii) with respect to the Series B Preferred Stock, the Requisite Series B Holders; (iii) with respect to the Series C Preferred Stock, the Requisite Series C Holders; (iv) with respect to the Series D Preferred Stock, the Requisite Series D Holders; (v) with respect to the Series E Preferred Stock, the Requisite Series E Holders, and (vi) with respect to the Series F Preferred Stock, the Requisite Series F Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of such series of Preferred Stock will automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1, and (ii) such shares may not be reissued by the Corporation.

5.2           Procedural Requirements. All holders of record of shares of Preferred Stock will be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form will surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion will be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation will (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock will be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.             Redemption.

6.1           General. Unless prohibited by Texas law governing distributions to shareholders or by an agreement entered into by the Corporation in connection with bona fide third-party indebtedness existing as of the Series D Original Issue Date (including any refinancing of such existing indebtedness so long as such refinancing does not extend the maturity date of such indebtedness), at any time on or after March 31, 2026 in respect of shares of Series C Preferred Stock or the fifth (5th) anniversary of the Series D Original Issue Date in respect of shares of Series D Preferred Stock and Series E Preferred Stock, upon receipt of a written notice (the “Redemption Request”) from the Requisite Series C Holders requesting redemption of the shares of Series C Preferred Stock, the Requisite Series D Holders requesting redemption of the shares of Series D Preferred Stock, or the Requisite Series E Holders requesting redemption of the shares of Series E Preferred Stock (as applicable) and designating the Redemption Majority Representative (as defined below), shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable), in each case, other than Excluded Shares (as defined below), will be redeemed by the Corporation (x) in respect of the Series C Preferred Stock, at a price per share equal to the greater of (i) the Series C Original Issue Price, plus (A) all declared but unpaid dividends thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series C Preferred Stock, and (ii) the Fair Market Value (determined in the manner set forth below) of a single share of Series C Preferred Stock as of the date of the Corporation’s receipt of the Redemption Request (the “Series C Redemption Price”); (y) in respect of the Series D Preferred Stock, at a price per share equal to the greater of (i) the Series D Original Issue Price, plus (A) all declared but unpaid dividends thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series D Preferred Stock, and (ii) the Fair Market Value (determined in the manner set forth below) of a single share of Series D Preferred Stock as of the date of the Corporation’s receipt of the Redemption Request (the “Series D Redemption Price”); and (z) in respect of the Series E Preferred Stock, at a price per share equal to the greater of (i) the Series E Original Issue Price, plus (A) all declared but unpaid dividends thereon and (B) a 7% cumulative accruing dividend, compounding annually from the date of issuance of such share of Series E Preferred Stock and (ii) the Fair Market Value (determined in the manner set forth below) of a single share of Series E Preferred Stock as of the date of the Corporation’s receipt of the Redemption Request (the “Series E Redemption Price”). The Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price (as applicable) will be paid or the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (as applicable) will be redeemed not more than the later of sixty (60) days after the final determination of the applicable fair market value (as determined below, “Fair Market Value”). For purposes of this Section 6.1, the Fair Market Value of a single share of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be determined by the Corporation within ten (10) business days upon receipt of a Redemption Notice (as defined below) and communicated in writing to a representative (the “Redemption Majority Representative”) of the holders of a majority of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (as applicable) that have elected to have their shares redeemed in a written notice sent by the Corporation stating in reasonable detail the facts upon which such calculation was based (the “FMV Notice”). Upon request of the Redemption Majority Representative, the Corporation shall, as promptly as possible, provide to such Redemption Majority Representative documentation supporting the method of calculation of the determination of the Board, the facts upon which such calculation was based and all other information or documents reasonably requested by the Redemption Majority Representative in a reasonably prompt manner. Upon the Redemption Majority Representative’s receipt of the FMV Notice and any documentation that may be reasonably requested by the Redemption Majority Representative, the Redemption Majority Representative shall have ten (10) business days following the receipt of the FMV Notice to either accept the Corporation’s determination of the Fair Market Value or send to the Corporation a written notice (a “Dispute Notice”) setting forth in reasonable detail the Redemption Majority Representative’s proposed alternative calculation of the Fair Market Value as of such date. The proposed Fair Market Value set forth in any FMV Notice shall become final, conclusive and binding on the parties unless the Redemption Majority Representative provides a Dispute Notice pursuant to this Section. The Corporation and the Redemption Majority Representative will attempt to promptly resolve the matters raised in any Dispute Notice. If the Corporation and the Redemption Majority Representative cannot agree on the Fair Market Value within ten (10) business days of delivery of such Dispute Notice, either the Corporation or the Redemption Majority Representative may elect to engage, at the Corporation’s expense, a nationally recognized public accounting firm to be mutually agreed upon by the parties (the “Independent Appraiser”) to determine the Fair Market Value. If the Corporation and the Redemption Majority Representative cannot agree on an Independent Appraiser, each shall select a nationally recognized public accounting firm within twenty-five (25) days of delivery of the Dispute Notice and those two firms at the Corporation’s expense will agree on a third nationally recognized public accounting firm to be the Independent Appraiser within fifteen (15) days of their appointment to determine the Fair Market Value at the Corporation’s expense. The Independent Appraiser’s determination of such Fair Market Value shall be rendered with a written decision as to its determination of the Fair Market Value which shall include a statement in reasonable detail of the basis for its determination. The Independent Appraiser shall consult with the Corporation and the Redemption Majority Representative concerning the proposed Fair Market Value. In no event shall the determination of the Independent Appraiser provide for a calculation of Fair Market Value that is less than the lower value proposed, or greater than the higher value proposed, in each case by the Corporation or the Redemption Majority Representative. The determination of the Independent Appraiser with respect to the disputed Fair Market Value submitted to it will be final, conclusive and binding on the parties. The Corporation and the Redemption Majority Representative shall use their commercially reasonable efforts to cooperate with the Independent Appraiser (including by executing a customary engagement letter reasonably acceptable to it) and to cause any determination by the Independent Appraiser to be made within three (3) business days after commencement of the Independent Appraiser’s engagement. The date provided in the Redemption Notice (as defined below) is referred to as a “Redemption Date.” On the Redemption Date, the Corporation will redeem, on a pro rata basis in accordance with the number of shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable) owned by each holder, the number of outstanding shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable); provided, however, that Excluded Shares (as such term is defined in Section 6.2) will not be redeemed and will be excluded from the calculations set forth in this sentence. If the Requisite Series E Holders exercise a Redemption Request within thirty (30) days of the exercise of the redemption rights of the Requisite Series D Holders or the Requisite Series D Holders exercise a Redemption Request within thirty (30) days of the exercise of the redemption rights of the Requisite Series E Holders, the Corporation will (x) promptly (and in any event within five (5) business days) provide notice to each holder of record of Series E Preferred and Series D Preferred that both classes of Preferred Stock will be redeemed (provided that the failure to provide such notice shall not give rise to any claim or liability against the Corporation) and (y) redeem shares of Series D Preferred Stock and Series E Preferred Stock on a pro rata basis. If, on the applicable Redemption Date, Texas law governing distributions to shareholders prevents the Corporation from redeeming all shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable) to be redeemed, the Corporation will ratably redeem the maximum number of shares that it may redeem consistent with such law, and will redeem the remaining shares as soon as it may lawfully do so under such law. The Corporation will use commercially reasonable efforts to obtain financing to permit the Corporation to redeem the Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock as required by this Section 6.

6.2          Redemption Notice. Without limiting any notice required by Section 6.1, the Corporation will send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable) not less than thirty (30) days after the final determination of the Fair Market Value as set forth in Section 6.1. The Redemption Notice will state:

(a)               the number of shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable) held by the holder that the Corporation will redeem on the Redemption Date specified in the Redemption Notice;

(b)               the Redemption Date (which will be no more than thirty (30) days following the determination of the applicable Redemption Price) and the applicable Redemption Price;

(c)               the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section  4.1.2); and

(d)               for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock (as applicable) to be redeemed.

If the Corporation receives, on or prior to the fifteenth (15th) day after the date of delivery of the Redemption Notice to a holder of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6, then the shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice will thereafter be “Excluded Shares.” Excluded Shares will not be redeemed or redeemable pursuant to this Section 6, whether on such Redemption Date or thereafter.

6.3           Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, will, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock will promptly be issued to such holder.

6.4           Rights Subsequent to Redemption. If the Redemption Notice has been duly given, and if on the applicable Redemption Date, the applicable Redemption Price payable upon redemption of the shares of Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series C Preferred Stock or Series D Preferred Stock so called for redemption has not been surrendered, dividends with respect to such shares of Series C Preferred Stock or Series D Preferred Stock will cease to accrue after such Redemption Date and all rights with respect to such shares will forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.             Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.             Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the Requisite Holders; provided, however, that any waiver that adversely affects the powers, rights and preferences of the Series F Preferred Stock will require the consent of the Requisite Series F Holders; provided, further, that any waiver that adversely affects the powers, rights and preferences of the Series E Preferred Stock will require the consent of the Requisite Series E Holders; provided further, that any waiver that adversely affects the powers, rights and preferences of the Series D Preferred Stock will require the consent of the Requisite Series D Holders; provided further, that any waiver that adversely affects the powers, rights and preferences of the Series C Preferred Stock will require the consent of the Requisite Series C Holders; provided further that any waiver that adversely affects the powers, rights and preferences of the Series B Preferred Stock will require the consent of the Requisite Series B Holders; provided further that any waiver that adversely affects the powers, rights and preferences of the Series A Preferred Stock will require the consent of the Requisite Series A Holders. For the avoidance of doubt, the right of a particular holder of (x) Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock, as applicable, to be excluded from the redemption of the Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock pursuant to Sections 2.6.1(a), 2.6.1(b) or 2.6.1(c), (y) the applicable series of Preferred Stock to be excluded from the redemption of the applicable series of Preferred Stock following the request of the Requisite Series A Holders, Requisite Series B Holders, Requisite Series C Holders, Requisite Series D Holders, Requisite Series E Holders, or Requisite Series F Holders, as applicable, to redeem the applicable series of Preferred Stock pursuant to Section 2.6.2(b), or (z) Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock as applicable, to be to be excluded from redemption of the Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock following receipt of a Redemption Request pursuant to Section 6, can be waived without the consent of such holder.

9.                  Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock will be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the TBOC, and will be deemed sent upon such mailing or electronic transmission.

Fifth: The number constituting the Board is fourteen (14), and the name and address of the initial director(s) who are to serve as the director(s) until the next annual meeting of shareholders, or until their respective successors are elected and qualified, is as follows:

NAME	ADDRESS
David D. Halbert	c/o Caris Life Sciences, Inc. 750 W John Carpenter Fwy Suite 800 Irving, TX 75039
Laura I. Johansen
Peter Castleman
George Poste
Jonathan Knowles
Jon S. Halbert
Danny Phillips
Brian Brille
Vijay Mohan
Joseph E. Gilliam
Nathan Burns
Dave Fredrickson
Lloyd B. Minor
Jeffrey Vacirca

Sixth: Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws. Each director will be entitled to one vote on each matter presented to the Board.

Seventh: Elections of directors need not be by written ballot unless the Bylaws will so provide.

Eighth: Meetings of shareholders may be held within or without the State of Texas, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Texas at such place or places as may be designated from time to time by the Board or in the Bylaws.

Ninth: A director of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith which constitute a breach of duty to the Corporation or involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived any improper personal benefit, regardless of whether the benefit resulted from an action taken within the scope of such person’s duties or (iv) for an act or omission for which the liability of the director is expressly provided for by statute. If the TBOC is amended hereafter to authorize the further limitation of the liability of directors, then the limitation on personal liability provided in this Article will, without the necessity of further action by the Corporation or the Board, be modified to provide such limitation to the fullest extent permitted by the TBOC as so amended.

The Corporation will indemnify, and provide advancement of expenses to, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), including any appeal thereof, or any inquiry or investigation that could lead to such an action or proceeding (any of the foregoing to be referred to hereafter as a “proceeding”) by reason of the fact that the person (1) is or was a director or officer of the Corporation; (2) is or was serving at the request of a director or officer of the Corporation as an agent of the Corporation; or (3) while a director, officer or agent of the Corporation, is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of another entity, organization, or an employee benefit plan (each such person in (3) to be referred to hereafter as a “delegate” and, together with each such person in (1) and (2), a “covered person”) to the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement, only to the extent that such amendment, substitution, or replacement permits the Corporation to provide broader indemnification rights and advancement of expenses than the TBOC permitted the Corporation to provide prior to such amendment, substitution, or replacement), against all judgments (including arbitration awards), court costs, penalties, settlements, fines, excise, and other similar taxes and reasonable attorneys’ fees actually incurred by the covered person in connection with such proceeding. The right to indemnification in this paragraph will continue as to a covered person who has ceased to be a director, officer, agent or delegate and will inure to his or her heirs, executors, or administrators.

Any amendment, repeal or modification of the foregoing provisions of this Article Ninth will not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director, office or agent of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Tenth: Special meetings of the shareholders may be called by the holders of at least fifty percent (50%) of all the shares entitled to vote at the proposed special meeting. Any action required by statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and, as authorized by Section 6.202 of the TBOC, without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. As authorized by Section 21.365 of the TBOC, in lieu of the vote required by Section 21.364 of the TBOC, unless otherwise stated in this Restated Certificate, the shareholders by Majority Vote (as defined below) will approve (a) any “fundamental action” as defined in Section 21.364 of the TBOC, (b) the sale, transfer, or disposition of all or substantially all of the assets of the Corporation, or (c) any reorganization, merger, interest exchange, or conversion. “Majority Vote” means the affirmative vote of the holders of a majority of the shares entitled to vote on the matter at a shareholder’s meeting.

Eleventh: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, shareholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Restated Certificate, the affirmative vote of the Requisite Holders, the Requisite Series D Holders and the Requisite Series C Holders, voting as a separate class, will be required to amend, repeal or adopt any provisions inconsistent with this Article Eleventh.

Twelfth: Unless the Corporation consents in writing to the selection of an alternative forum, the state courts in Dallas County, Texas (the “Court”) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the TBOC or this Restated Certificate or Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court, or for which the Court does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth is held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Twelfth.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Twelfth.

Thirteenth: The shareholders do not have statutory preemptive rights.

Fourteenth: Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

* * *

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CARIS LIFE SCIENCES, INC.

Caris Life Sciences, Inc. (the “Corporation”), a for-profit corporation organized and existing under and by virtue of the provisions of the Texas Business Organizations Code, as amended from time to time (the “TBOC”), does hereby certify:

First: The name of the filing entity is Caris Life Sciences, Inc.

Second: The Corporation was formed as a Texas for-profit corporation pursuant to the TBOC on July 17, 2020, and issued file number 803691720 by the Secretary of State of the State of Texas.

Third: The Amended and Restated Certificate of Formation of the Corporation (the “Restated Certificate”) is hereby amended to add the following two paragraphs immediately after the first paragraph of Article FOURTH of the Restated Certificate:

“Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment that adds this and the subsequent paragraph to the Restated Certificate (as defined below), (i) each four (4) shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without further action by any shareholder, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional interests described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Holders who otherwise would be entitled to receive a fractional share interest of Common Stock as a result of the Reverse Stock Split shall, with respect to such fractional interest, receive one (1) additional share of Common Stock if such fraction is greater than or equal to one-half (1/2) and shall receive no additional shares of Common Stock if such fraction is less than one-half (1/2), and such fractional share will automatically be cancelled and retired and will cease to exist.

The Reverse Stock Split shall occur whether or not any stock certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been combined and converted, subject to the elimination of fractional share interests as described above.”

Fourth: This Certificate of Amendment to the Restated Certificate (this “Certificate of Amendment”) has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

Fifth: This Certificate of Amendment becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is June 1, 2025.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

CARIS LIFE SCIENCES, INC.

By:	/s/ David D. Halbert

Name:	David D. Halbert
Title:	Chief Executive Officer

Date:	May 23, 2025